Exhibit 99.1

Zhongpin Inc.
Suite 605A, Raycom Info Tech Park, 2 Kexueyuan South Road, Zhongguancun, Haidain District,
Beijing, China 100190, +86 10 8286 1788 extension 101, ir@zhongpin.com

Zhongpin’s Director Min Chen to Step Down to Take New Position

BEIJING and CHANGGE, May 27, 2011 /PRNewswire-Asia-FirstCall/ -- Zhongpin Inc. (“Zhongpin” or “the company,” Nasdaq: HOGS), a leading meat and food processing company in the People's Republic of China (“China”), announced that Mr. Min Chen, an independent director of the company, informed the company’s Board of Directors (the “Board”) that, in order to pursue other projects and interests, he intends to retire from the Board and not seek re-election when his term expires at the company’s upcoming 2011 Annual Meeting of Stockholders, which is scheduled for June 15, 2011. Mr. Chen has been a member of the Board since October 2007. Mr. Chen is currently a member of the audit committee and compensation committee of the Board and the chairman of the nominating committee of the Board. Effective from the date of the company’s 2011 Annual Meeting of Stockholders, Mr. Chen will no longer serve on these committees. Mr. Chen’s decision not to seek re-election is not due to any disagreement with the company on any matter relating to the company's operations, policies or practices.

Mr. Min Chen commented, “In the past few years, I have witnessed tremendous progress at Zhongpin, and I have truly enjoyed being a member of the board. I am now considering working for an international company in the manufacturing sector, which position requires that I should not hold any directorships in any publicly-listed companies. It is with deep regret that I have decided not to stand for re-election when my current term expires on June 15, 2011.”

Mr. Xianfu Zhu, Chairman and Chief Executive Officer of Zhongpin, said, “It is with great reluctance that we accept Min Chen’s decision to leave our board. We thank Mr. Chen for his service and contributions and wish him well and great success in his exciting new position. We understand his situation, and we will truly miss his wise counsel and advice, his logical deliberations, and his friendship.”

Zhongpin is already in the process of evaluating new director candidates and expects to be able to appoint a new independent director in the near future.

About Zhongpin

Zhongpin Inc. is a meat and food processing company that specializes in pork and pork products, vegetables and fruits in China. Its distribution network in China covers 20 provinces plus Beijing, Shanghai, Tianjin, and Chongqing and includes 3,378 retail outlets. Zhongpin's export markets include Europe, Hong Kong, and other countries in Asia. For more information about Zhongpin, please visit Zhongpin's website at http://www.zpfood.com.

Safe harbor statement

The statement in this news release relating to Zhongpin's expectation of appointing a new director in the near future is a forward-looking statement made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Zhongpin has based this forward-looking statement on its current expectations and the current progress of the director search to date. Forward-looking statements involve inherent risks and uncertainties. You are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All information provided in this news release is as of the date of this release. Zhongpin does not undertake any obligation to update any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Zhongpin Inc.
Suite 605A, Raycom Info Tech Park, 2 Kexueyuan South Road, Zhongguancun, Haidain District,
Beijing, China 100190, +86 10 8286 1788 extension 101, ir@zhongpin.com

For more information, please contact:

Zhongpin Inc.

Mr. Sterling Song (English and Chinese)
Investor Relations Manager
Telephone +86 10 8286 1788 extension 101 in Beijing
ir@zhongpin.com

Mr. Warren (Feng) Wang (English and Chinese)
Chief Financial Officer
Telephone +86 10 8286 1788 extension 104 in Beijing
warren.wang@zhongpin.com

Christensen

Mr. Christian Arnell (English and Chinese)
Telephone +86 10 5826 4939 in Beijing
carnell@christensenir.com

Mr. Tom Myers (English)
Mobile +86 139 1141 3520 in Beijing
tmyers@christensenir.com

Ms. Kathy Li (English and Chinese)
Telephone +1 212 618 1978
kli@christensenir.com